SusGlobal Purchases Additional Assets Including 42.18 Acres at Belleville Site

TORONTO, ONTARIO / ACCESSWIRE / May 30, 2019 / SusGlobal Energy Corp. ("SusGlobal") or (the "Company") (OTCQB: SNRG), the developer of SusGro™, a revolutionary pathogen-free organic liquid fertilizer, today announced that its wholly-owned subsidiary, SusGlobal Energy Belleville Ltd. ("SusGlobal Belleville"), has executed a Share Purchase Agreement (the "SPA") for certain assets (the "Assets"), including 42.18 acres of property (the "Property") located at 704 Phillipston Road, in Belleville, Ontario.

As per the terms of the SPA the Company paid a purchase price of USD$1,314,723 (CAD$1,767,250) in cash with USD$1,261,159 (CAD$1,695,250) paid on closing. As previously disclosed in a press release dated February 20, 2019, the amount of USD$54,274 (CAD$72,000) was advanced by the Company to the seller on February 5th.

SusGlobal is now the owner of the 42.18 -acre land parcel and no longer a lessee of the 13.88 -acre portion. SusGlobal Belleville will continue producing its Earth’s Journey™ Compost by processing 70,000 tonnes per annum of organic waste, with an additional 50,000 tonnes per annum organic waste processing and transfer site approved under the existing Environmental Compliance Approval (the "ECA") and Site Plan. The integration of processing equipment into the existing facilities will also allow for the treating of source separated organics ("SSO") and industrial, commercial and institutional ("ICI") organic wastes to produce a high yield organic slurry which will be sent to local anaerobic digesters to produce energy, while continuing to reduce greenhouse gas emissions ("GHG") by diverting organic waste from landfills.

"We are pleased to have purchased this large parcel of land with the ECA attached in order to continue our initiatives at the Belleville site to bring organic waste management systems to a sustainable level by diverting from landfills and producing regenerative products," stated Marc Hazout, Executive Chairman and President of SusGlobal Energy Corp.

The details of the SPA are found in the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 30, 2019.

About SusGlobal Energy Corp.

SusGlobal Energy Corp., the developer of SusGro™, a revolutionary pathogen-free organic liquid fertilizer is a renewables company focused on acquiring, developing and monetizing a portfolio of proprietary technologies in the waste to energy and regenerative products application globally. It is management's objective to grow SusGlobal into a significant sustainable waste to energy and regenerative products provider, as Leaders in The Circular Economy™. For more information, please visit the Company's website at: www.susglobalenergy.com

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's objectives. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, lack of sufficient financial resources; variations in market conditions, currency and our stock; the Company's ability to obtain any necessary permits, approvals, consents or authorizations required for its activities; the Company's ability to produce energy, biogas, compost or organic fertilizer from its properties successfully or profitably, to continue its projected growth, or to be fully able to implement its business strategies and other risk factors described in the Company's filings with the U.S. Securities and Exchange Commission, which may be viewed at www.sec.gov.

Contact

SusGlobal Energy Corp.
Marc Hazout, President
(416) 223-8500 or Toll Free: 1-866-512-7374
Email: info@susglobalenergy.com

SOURCE: SusGlobal Energy Corp.